EXHIBIT 23.1

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Go2Net, Inc.:

         We consent to the use of our report dated December 17, 1999 relating to the consolidated financial statements of Go2Net, Inc. incorporated herein by reference.

         We also consent to the use of our report dated December 15, 1999 relating to the financial statements of FreeYellow.com, Inc. incorporated herein by reference from the Go2Net, Inc. Form 8-K/A filed on January 4, 2000 and January 10, 2000.

/s/KPMG LLP

Seattle, Washington
April 27, 2000